UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 2, 2017 (January 31, 2017)

MAGICJACK VOCALTEC LTD.

(Exact Name of Registrant as Specified in Charter)

Israel	000-27648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 HAOMANUT STREET, 2nd FLOOR POLEG INDUSTRIAL ZONE, NETANYA, ISRAEL 4250445
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (561) 749-2255

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 31, 2017, magicJack VocalTec Ltd. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with David L. Kanen and Kanen Wealth Management LLC (together, and including their respective Associates and Affiliates, the “Kanen Group”).

Among other things, the Settlement Agreement provides that:

•	the Board of Directors of the Company (the “Board”) will include Don C. Bell III and Alan Bradley Howe (the “Kanen Designees”) as director candidates of the Board in the Company’s proxy statement for the Company’s 2016 annual meeting of shareholders (the “2016 Annual Meeting”);

•	the Board will recommend that the Company’s shareholders vote in favor of the Kanen Designees and will use its reasonable best efforts to cause the election of the Kanen Designees;

•	the Kanen Group will withdraw with immediate effect the proposal submitted on August 29, 2016 to elect Alan Bradley Howe, Anthony Ambrose, Jonathan M. Charak, William Austin Lewis, David Clark, Anthony Pompliano and Louis Antoniou to the Board at the 2016 Annual Meeting;

•	the Kanen Group will vote all shares of the Company owned by the Kanen Group in accordance with the Board’s recommendations with respect to each election of directors and each other proposal as set forth in the Board’s definitive proxy statement filed for the 2016 Annual Meeting; and

•	the Company will reimburse the Kanen Group in an amount not to exceed $100,000 for expenses incurred by the Kanen Group in connection with the execution and effectuation of the Settlement Agreement.

The above summary is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

On February 2, 2017, the Company issued a press release in connection with the Settlement Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Settlement Agreement dated January 31, 2017
99.1	Press Release dated February 2, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGICJACK VOCALTEC LTD.

Date: February 2, 2017	By:	/s/ Jose Gordo
Jose Gordo
Chief Financial Officer